EXHIBIT 10.15

                              CONSULTANT AGREEMENT

This Agreement is made and entered into as of the ___th day of May, 2005, between Sonoma College, Inc. and its subsidiaries (the "Company") and CEOcast, Inc. (the "Consultant")

     In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. PURPOSE. The Company hereby employs the Consultant during the Term (as defined below) to render Investor Relations services to the Company, upon the terms and conditions as set forth herein.

2. TERM. This Agreement shall be effective for a one-year period commencing on the date hereof (unless terminated earlier pursuant to Section 6 below (the "TERM")).

3. DUTIES OF CONSULTANT. During the term of this Agreement, the Consultant shall provide to the Company those services outlined in Exhibit A. Notwithstanding the foregoing, it is understood and acknowledged by the parties that the Consultant: (a) shall perform its analysis and reach its conclusions about the Company independently, and that the Company shall have no involvement therein; and (b) shall not render advice and/or services to the Company in any manner, directly or indirectly, that is in connection with the offer or sale of securities in a capital raising transaction or that could result in market making.

4. EXPENSES. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred by it in connection with services requested by the Company, including, but not limited to, all charges for travel, printing costs and other expenses spent on the Company's behalf. The Company shall immediately pay such expenses upon the presentation of invoices together with appropriate receipts and vouchers. Consultant shall not incur more than $500 in expenses without the express written consent of the Company.

5. COMPENSATION. For services to be rendered by the Consultant hereunder, the Consultant shall receive from the Company upon the signing of the
     Agreement: (a) $10,000 (the "Retainer") which shall represent the first and last month's payment under the Agreement and (b) 200,000 shares of the Company's fully-paid non-assessable restricted common stock. Company agrees that it shall register, at its expense, Consultant's shares in connection with any offering of its securities other than the Company's Form SB2 registration ("piggyback" registration rights). In addition, the Company shall pay Consultant on or before the 15th day of each of the next ten months, $5,000 plus expenses as outlined in Section 4. The Company shall also pay any accrued but unpaid expenses under Section 4 at the end of the Term. In the event that this Agreement is terminated pursuant to Section 6 hereof, the Consultant shall refund and return to the Company shares of the Company (provided to the Consultant pursuant to Section 5(b)) in an amount equal to the number of days from the date of termination to the first anniversary of this agreement multiplied by 548.

6. TERMINATION. The Company may terminate this Agreement at any time upon a breach of this Agreement by the Consultant and such breach remains uncured for five (5) days from the date of written notice from the Company to the Consultant of such breach.

7. FURTHER AGREEMENTS. Because of the nature of the services being provided by Consultant hereunder, Consultant acknowledges that if it may receive access to Confidential Information (as defined in Section 8 hereof) and that, as a consultant to the Company, it will attempt to provide advice that serves the best interest of the Company. Because of the uniqueness of this relationship, the Consultant covenants and agrees that, with respect to the Company's common stock that it receives pursuant to Section 5 above, Consultant shall, at all times that it


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     is the beneficial owner of such shares, vote such shares on all matters coming before it as a stockholder of the Company in the same manner as the majority of the Board of Directors of the Company shall recommend.

8.   CONFIDENTIALITY.

     (a) Consultant acknowledges that as a consequence of its relationship with the Company, it may be given access to confidential information which may include the following types of information; financial statements and related financial information with respect to the Company and its subsidiaries, trade secrets, products, product development, product packaging, future marketing materials and plans, business plans, certain methods of operations, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company's business (collectively, "Confidential Information"). Information shall be treated as Confidential Information, whether provided in writing or orally, if it would, under the circumstances, appear to a reasonable person to be confidential or proprietary and all information identified as being "confidential" or "trade secret" shall be presumed to be Confidential Information.

     (b) Consultant covenants and agrees to hold such Confidential Information strictly confidential and shall only use such information solely to perform its duties under this Agreement, and Consultant shall refrain from allowing such information to be used in any way for its own private or commercial purposes. Consultant shall also refrain from disclosing any such Confidential Information to any third parties except to those directors, officers, employees, consultants and agents of Consultant who are required to have the information in connection with this Agreement; provided, however that Consultant clearly informs such directors, officers, employees, consultants and agents who have access to Confidential Information of their obligation to maintain the confidential status of the Confidential Information. Consultant agrees to promptly notify the Company in writing of any misuse or misappropriation of such Confidential Information which may come to its attention. Consultant further agrees that upon termination or expiration of this Agreement, it will return all Confidential Information and copies thereof to the Company and will destroy all notes, reports and other material prepared by or for it containing Confidential Information.

     (c) Consultant understands and agrees that the Company might be irreparably harmed by violation of this Agreement and that monetary damages may be inadequate to compensate the Company. Accordingly, the Consultant agrees that, in addition to any other remedies available to it at law or in equity, the Company shall be entitled to (i) to obtain injunctive relief against the threatened breach of this Agreement or the continuation of any such breach, without the necessity of proving actual damages; and (ii) to be indemnified by the Consultant from any loss or harm, including but not limited to attorney's fees, arising out of or in connection with any breach or enforcement of the Consultant's obligations under this Agreement or the unauthorized use or disclosure of the Confidential Information.

     (d) Notwithstanding the foregoing, nothing herein shall be construed as prohibiting Consultant from disclosing any Confidential Information
          (a) which at the time of disclosure, Consultant can demonstrate either was in the public domain and generally available to the public or thereafter becomes a part of the public domain and is generally available to the public by publication or otherwise through no act of the Consultant; (b) which Consultant can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly from Consultant under an obligation of confidence; (c) which Consultant can show was received by it after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (d) to the extent that the Consultant can reasonably

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          demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding, provided that the Consultant shall give prompt notice so that the Company may seek a protective order or other appropriate relief. In the event that such protective order is not obtained, the Consultant shall disclose only that portion of the Confidential Information which its counsel advises that it is legally required to disclose.

9. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

10. GOVERNING LAW; VENUE; JURISDICTION. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to principles of conflicts or choice of law thereof. Each of the parties consents to the jurisdiction of the U.S. District Court in the Southern District of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such ----- --- ---------- proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at it address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

11.  MISCELLANEOUS.

     (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at 1304 South Point Blvd. Suite 280, Petaluma, CA 94954 Attention: Chief Executive Officer or if to the Consultant, addressed to it at CEOcast, Inc., 55 John Street, 11th Floor, New York, New York 10038, Attention: Administrator, facsimile number: (212) 732-1131, or to such address as may hereafter be designated in writing by one party to the other. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date delivered by hand or by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

     (b) This Agreement embodies the entire Agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the central subject matter hereof.

     (c) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.


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     (d)  This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.


                                                  SONOMA COLLEGE, INC.

                                                By:____________/s/____________


                                                CEOCAST, INC.



                                                By:_________/s/_______________




                                                          EXHIBIT A